Exhibit 5.1

June 12, 2025

DevvStream Corp.
2108 N St., Suite 4254
Sacramento, California 95816

Re:	DevvStream Corp.
Registration Statement on Form S-1

Dear Sirs/Mesdames:

We have acted as Canadian legal counsel to DevvStream Corp., a company existing under the laws of the Province of Alberta, Canada (the “Company”), in connection with the Registration Statement on Form S-1 dated March 24, 2025, and amended on June 11, 2025, (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the related prospectus contained therein and forming a part thereof (the “Prospectus”), relates to the offer and resale by the stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 26,419,091 Common Shares of the Company (the “Purchase Shares”). The Purchase Shares to be offered by the Selling Stockholders under the Registration Statement include (i) 10,855,040 Purchase Shares issuable upon exercise of share purchase warrants (the “Sponsor Warrants”) previously issued to Focus Impact Sponsor, LLC, (the “Sponsor”), (ii) 4,847,924 Purchase Shares issuable on the conversion of the original principal amount of convertible notes issued by the Company to the Sponsor and Focus Impact Partners, LLC on November 13, 2024 (the “Convertible Notes”), (iii) 5,572,900 Purchase Shares issued to the Sponsor pursuant to a side letter agreement between the Company and the Sponsor, dated September 12, 2023, as amended on May 1, 2024 and October 29, 2024 (the “Side Letter Agreement”), (iv) 2,000,000 Purchase Shares issued pursuant to a contribution and exchange agreement between the Company and Crestmont Investments LLC, dated October 29, 2024 (the “Monroe Agreement”), (v) 174,953 Purchase Shares issued pursuant to a Registration Rights Agreement between the Company and Karbon-X Corp., dated October 18, 2024 (the “Registration Rights Agreement”), (vi) 2,782,209 Purchase Shares issued to certain Selling Stockholders pursuant to subscription agreements entered into between such Selling Stockholders and the Company (the “Subscription Agreements”), and (vii) 186,065 Purchase Shares issuable upon exercise of share purchase warrants (the “Private Placement Warrants”) previously issued to certain former stockholders, as subsequently transferred to certain Selling Stockholders, all as further described in the Registration Statement.

In rendering the opinions set forth below, we have relied upon the following documents: (a) the Company’s certificate of continuance, articles of continuance and by-laws (collectively, the “Constating Documents”); (b) the certificates evidencing the Sponsor Warrants (the “Sponsor Warrant Certificates”); (c) the Side Letter Agreement; (d) the Convertible Notes; (e) the Monroe Agreement; (f) the Subscription Agreements; (g) the certificates evidencing the Private Placement Warrants (“the “Private Placement Warrant Certificates”); and (h) an officer’s certificate dated June 10, 2025 (the “Officer’s Certificate”) containing, inter alia, a copy of the resolutions of the Board of Directors of the Company dated October 15, 2024 approving certain Subscription Agreements, resolutions dated October 29, 2024 approving certain Subscription Agreements, the Side Letter Agreement, the Registration Rights Agreement, the Monroe Agreement and the Private Placement Warrants, resolutions dated November 13, 2024 approving the Convertible Notes, resolutions dated December 5, 2024 approving certain Subscription Agreements, resolutions dated March 25, 2025 approving certain Subscription Agreements and the Sponsor Warrants, and the issuance of the Purchase Shares thereunder; and (h) other relevant documents, and we have considered such questions of law as we consider relevant or appropriate in the circumstances.

In all such examinations we have assumed: (a) the Constating Documents and minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company at all relevant times; (b) the genuineness of all signatures on documents examined by us, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties thereto and have not been amended, modified or supplemented in any manner material to the opinions expressed herein; and (c) the statements made and certified in the Officers’ Certificate were true and correct when made, have at no time since being made and certified become untrue or incorrect, and remain true and correct on the date hereof.

As to matters of fact relevant to the opinions expressed herein (other than as set out above), we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Registration Statement. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

We have also assumed (x) the legal capacity of all natural persons and (y) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, other than the Company (solely after issuance of the certificate of continuance of the Company), that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

The opinions expressed herein are limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, we are of the opinion that, (a) when issued and delivered in accordance with the Sponsor Warrant Certificates, the Purchase Shares issuable upon exercise of the Sponsor Warrants will be validly issued as fully paid and non-assessable Common Shares in the capital of the Company, (b) when issued and delivered in accordance with the Convertible Notes, the Purchase Shares issuable upon conversion of the Convertible Notes will be validly issued as fully paid and non-assessable Common Shares in the capital of the Company, (c) when issued and delivered in accordance with the Private Placement Warrant Certificates, the Purchase Shares issuable upon exercise of the Private Placement Warrants will be validly issued as fully paid and non-assessable Common Shares in the capital of the Company, and (d) the Purchase Shares issued pursuant to the Side Letter Agreement, the Monroe Agreement, the Registration Statement, and the Subscription Agreements, were validly issued as fully paid and non-assessable Common Shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.

Very truly yours,

/s/ McMillan LLP
McMillan LLP